Exhibit 10.50

THIS ADDENDUM No. 1 is made this 6th day of October 2016 BETWEEN:

(1)	E.A.D.M. Schiffahrt GmbH & Co. KG, having its registered office at Herdentorswallstraße 93, 28195 Bremen, Germany (the "Sellers");
(2)	SEANERGY MARITIME HOLDINGS CORP., having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Republic of the Marshall Islands ("Seanergy"); and
(3)	KNIGHT OCEAN NAVIGATION CO., having its registered office at 80 Broad Street, Monrovia, Liberia (the "Buyers").

WHEREAS:

(A)	The Sellers are the registered owners of the E.R. BAYERN currently registered under the Luxemburg flag and under the German Registry with IMO number 9507893 (the "Vessel"); and
(B)
The Sellers and Seanergy have entered into a "SALEFORM 2012" Memorandum of Agreement dated 26 September 2016 (together with any and all addenda thereto referred to as the "Agreement") for the sale of the Vessel by the Sellers to Seanergy or its guaranteed nominee.

IT IS NOW THEREFORE MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

NOMINATION OF THE BUYER BY SEANERGY

Seanergy nominates and the Sellers hereby accept Messrs. KNIGHT OCEAN NAVIGATION CO., having its registered office at 80 Broad Street, Monrovia, Liberia, as Buyers under the Agreement. From the date of this Addendum No. 1 all references to the Agreement to the "Buyers" shall be construed as references to KNIGHT OCEAN NAVIGATION CO. Save as provided herein, the parties hereto also agree that all of Seanergy's rights, interests, title as well as liabilities and obligations under the Agreement are hereby transferred onto the Buyers.
The Deposit paid or which will be paid by Seanergy shall be deemed in fulfilment of the Buyers' obligation to lodge the Deposit and shall constitute security for the correct fulfilment by the Buyers of their obligations under the Agreement.

Seanergy guarantee the performance by the Buyers of any and all of the Buyers' obligations under the Agreement. This guarantee is subject to English law and to arbitration on the terms of clause 16(a) of the Agreement.
Except as provided hereinabove, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF the parties hereto have caused this Addendum No. 1 to be executed by their duly authorised representatives on the date written above.

EXECUTED By for and on behalf of E.A.D.M. Schiffahrt GmbH & Co. KG	) ) ) )	/s/ [illegible] ..........................................

EXECUTED By Stamatios Tsantanis for and on behalf of SEANERGY MARITIME HOLDINGS CORP.	) ) ) )	/s/ Stamatios Tsantanis .........................................

EXECUTED By Stamatios Tsantanis for and on behalf of KNIGHT OCEAN NAVIGATION CO.	) ) ) )	/s/ Stamatios Tsantanis ..........................................

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